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                                                                    Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of NCR Corporation on Form S-8 (File Nos. 333-18797, 333-18799, 333-18801, and
333-18803), of our reports dated January 21, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule of NCR Corporation at December 31, 1996 and 1995 and for the three years ended December 31, 1996, which reports are included in NCR's Annual Report to Shareholders and in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Dayton, Ohio
March 10, 1997